UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 13, 2004

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA

0-19179

56-1837282

(State or other

(Commission

(IRS Employer

jurisdiction

File Number)

 Identification No.)

of incorporation)

1000 PROGRESS PLACE NE

P.O. BOX 227

CONCORD, NORTH CAROLINA

28026-0227

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(704) 722-2500

Not Applicable

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  Other Events

CT Communications, Inc. announced on February 13, 2004 that the Company declared a quarterly cash dividend on its common stock of $0.065 per share to all shareholders of record at the close of business on March 1, 2004.  The quarterly dividend is payable on March 15, 2004.

ITEM 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1

Press Release dated February 13, 2004, announcing that CT Communications, Inc. declared a quarterly cash dividend on its common stock of $0.065 per share to all shareholders of record at the close of business on March 1, 2004.  The quarterly dividend is payable on March 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.

       (Registrant)

Date: February 13, 2004

By: /s/ Ronald A. Marino

Ronald A. Marino

Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.

Exhibit

99.1

Press Release dated February 13, 2004, announcing that CT Communications, Inc. declared a quarterly cash dividend on its common stock of $0.065 per share to all shareholders of record at the close of business on March 1, 2004.  The quarterly dividend is payable on March 15, 2004.

Exhibit 99.1

CT COMMUNICATIONS PRESS RELEASE

February 13, 2004

Concord, NC

Jim Hausman

704.722.2410

Mark Hadley

704.722.3231

CT Communications Declares Quarterly Dividend

CT Communications, Inc., (Nasdaq: CTCI) declared a quarterly cash dividend on its common stock of $0.065 per share to all shareholders of record at the close of business on March 1, 2004.  The quarterly dividend is payable on March 15, 2004.

CT Communications, Inc., which is headquartered in Concord, N.C., is a growing provider of integrated telecommunications and related services to residential and business customers located primarily in North Carolina.  CT Communications, Inc. offers a comprehensive package of telecommunications and related services, including local and long distance telephone service, Internet and data services and digital wireless services.